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                                                                    EXHIBIT 99.1

December 8, 2000 Press Release

Friday December 8, 8:00 am Eastern Time

Quantum Corporation's Hard Disk Drive Group's Revenue and Units for Fiscal Third Quarter to be Lower Than Expected

MILPITAS, Calif.--(BUSINESS WIRE)--Dec. 8, 2000--Quantum Corporation's Hard Disk Drive Group (NYSE:HDD <http://finance.yahoo.com/) today announced that revenues and unit shipments for its third fiscal quarter, ending December 31, 2000, will be lower than previously expected. The company expects third quarter revenues will range between $725 million and $750 million, on total shipments of between 7 million and 7.5 million units.

"The decline in revenue and units is due to a specific component availability issue which impacted the production ramps of our new 20GB per platter desktop product lines," said John Gannon, president of Quantum's Hard Disk Drive Group. "We have alternate sources for this component, but we were unable to obtain adequate supply to offset the shortfall in the current quarter. We now have adequate component supply and have resumed our ramp of these product lines.

"This shortfall is solely attributable to the desktop drive business. Our high-end business remains on track for sequential unit and revenue growth for the December quarter. Despite the lower than expected revenue, we will still see significant sequential improvement in our operating results. We believe we will reduce our net loss by more than half from the $0.25 per share loss, excluding a special charge reversal, that was incurred in the September quarter."

About Quantum

Founded in 1980, Quantum Corporation (www.quantum.com) is one of the world's leading storage suppliers.

Its principal products include hard disk drives for both the desktop and high-end market segments, tape drives, network attached storage (NAS) appliances, solid state systems, hard disk drive appliances for consumer electronics, and DLTtape(TM) automation systems. In 1999, Quantum became the first Silicon Valley company to issue tracking stock, replacing its existing common stock with the ticker symbols DSS and HDD, which track the separate performance of the company's DLT and Storage Systems and Hard Disk Drive businesses. Both stocks are traded on the New York Stock Exchange. Selling its products through OEM and distribution channels worldwide, Quantum's sales for the fiscal year ended March 2000 were $1.4 billion for Quantum's DLT and Storage Systems Group and $3.3 billion for Quantum's Hard Disk Drive Group. Quantum Corp., 500 McCarthy Blvd., Milpitas, CA 95035, 408/894-4000, www.quantum.com.
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"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 including future financial and operating results of Quantum, anticipated revenue and earnings for fiscal Q3 and expected product and unit shipments. These statements are based on management's current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include the amount of orders received and products shipped throughout the quarter and any adjustments made at the close of the quarter; successful execution of Quantum's strategy to expand its business into the high-end drive business and other new directions; Quantum's ability to successfully introduce new products; Quantum's ability to anticipate and capitalize on changes in market demand; acceptance of, and demand for, Quantum's products; Quantum's ability to maintain component and supplier relationships and obtain an adequate supply of components to fulfill its business needs; the ability of Quantum's competitors to introduce new products that compete more successfully with its products; the economic environment of the storage industry; and the general economic environment.

More detailed information about these factors, and additional factors, are set forth in Quantum's periodic filings with the Securities and Exchange Commission including, but not limited to, those risks and uncertainties listed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Trends and Uncertainties," pages 57-61, in Quantum's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2000 and "Management's Discussion and Analysis of Financial Condition and Results of Operations --Trends and Uncertainties," pages III-7 to III-10, in Quantum's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 28, 2000. Quantum is under no obligation (and expressly disclaim any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Quantum and the Quantum logo are trademarks for Quantum Corporation, registered in the United States and other countries.

Contact:
Quantum Corporation, Milpitas
Emory Epperson, 408/894-4959  (Public Relations)
emory.epperson@quantum.com (mailto:emory.epperson@quantum.com)
Renee Budig, 408/894-5563     (Investor Relations)
renee.budig@quantum.com (mailto:renee.budig@quantum.com)